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                                                                       EXHIBIT 6


                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                          August 23, 2000



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between Associates Automobile Trust 2000-2, and Bank One, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                    Very truly yours,

                                    BANK ONE, NATIONAL ASSOCIATION



                                    BY: /s/ STEVEN M. WAGNER
                                        STEVEN M. WAGNER
                                        FIRST VICE PRESIDENT